UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 28, 2003

Ask Jeeves, Inc.

(Exact Name of Registrant As Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-26521 (Commission File Number)	94-3334199 (I.R.S. Employer Identification Number)

5858 Horton Street, Suite 350
Emeryville, California 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 985-7400

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report.)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

     On May 28, 2003, Ask Jeeves, Inc. (the “Registrant”) entered into a definitive Asset Purchase Agreement with Kanisa Inc. (“Kanisa”) (the “Asset Purchase Agreement”) pursuant to which the Registrant has agreed, subject to various conditions, to sell certain assets used in Registrant’s Jeeves Solutions business to Kanisa for up to $4.25 million. The terms of the Asset Purchase Agreement provide that Kanisa will pay $3.5 million at closing and issue a promissory note in the amount of $750,000, subject to certain downward adjustments described in the Asset Purchase Agreement. The transaction is expected to close in July 2003.

Risk Factor Disclosure

If the proposed sale of the Registrant’s Jeeves Solutions division is delayed or is not completed, the division might experience lower sales volume and lose employees.

     The Registrant has announced that it has entered into an agreement to sell its Jeeves Solutions division. The Registrant faces the risk that the sale might not close. If the sale does not close on schedule or at all, the division’s corporate customers might be concerned that the Registrant and/or any ultimate buyer will not adequately support the product, which might cause present corporate customers to seek to terminate their relationships with Jeeves Solutions resulting in lower revenues. In addition, a failure to close the sale of the division on schedule or at all might make it difficult to make new sales. Lower sales would result in lower revenues for the division. In addition, the uncertainty introduced by a delayed or terminated sale might cause employees of the division to seek other employment, resulting in increased turnover. Increased turnover might lower productivity, resulting in decreased customer satisfaction and, ultimately, lower sales revenues.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro Forma Financial Information

Pro forma financial information regarding the proposed disposition of Jeeves Solutions division is included below.

(c)	Exhibits

Exhibit	Description

10.1	Asset Purchase Agreement dated May 28, 2003 by and between Ask Jeeves, Inc. and Kanisa Inc.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The following pro forma condensed consolidated financial information is based on the historical financial statements of Ask Jeeves, Inc. and has been prepared to illustrate the pro forma effect of the pending disposition of the Jeeves Solutions division.

     The unaudited pro forma consolidated balance sheet as of March 31, 2003 is presented as if the disposition had occurred and all assets and liabilities relating to the division had been liquidated at that date. The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2003 and for the year ended December 31, 2002 assume that the disposition occurred as of January 1, 2002.

     The pro forma adjustments are based upon available information and assumptions that our management believes are reasonable. The unaudited consolidated statements of operations are not necessarily indicative of our future results of operations or the results of operations which might have occurred had the proposed disposition occurred as of the dates stated above. The pro forma adjustments are described in the footnotes.

     The unaudited pro forma consolidated financial information should be read in conjunction with our audited financial statements and related notes included in our Form 8-K filed on May 29, 2003, the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” or MD&A, included in our Form 10-K filed March 12, 2003, and our unaudited interim financial statements and the related MD&A included in our Form 10-Q filed May 2, 2003, all of which are incorporated herein by this reference.

Unaudited Pro Forma Condensed Consolidated Balance Sheets
March 31, 2003

		Pro Forma
	Historical	Adjustments	Pro Forma

			(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$31,848	$—	$31,848
Marketable securities	7,289	—	7,289
Restricted cash and marketable securities	11,065	—	11,065

Total cash, cash equivalents and marketable securities	50,202	—	50,202
Accounts receivable, net	9,436	(1,381)	8,055
Prepaid expenses and other current assets	2,679	(301)	2,378

Total current assets	62,317	(1,682)	60,635
Property and equipment, net	10,127	(283)	9,844
Intangible assets, net	2,419	—	2,419
Other long-term assets	1,275	—	1,275

Total assets	$76,138	$(1,965)	$74,173

LIABILITIES AND STOCKHOLDERS’ EQUITY Current liabilities:
Accounts payable	$2,020	$(19)	$2,001
Accrued compensation and related expenses	3,772	(546)	3,226
Accrued marketing expenses	822	(55)	767
Accrued restructuring costs	2,060	(75)	1,985
Other accrued liabilities	7,484	(61)	7,423
Deferred revenue	9,242	(1,946)	7,296
Borrowings under line of credit	11,000	—	11,000

Total current liabilities	36,400	(2,702)	33,698
Other liabilities	326	—	326

Total liabilities	36,726	(2,702)	34,024
Commitments and contingencies
Stockholders’ equity:
Common stock, $.001par value; 150,000,000 shares authorized; 42,871,824 shares issued and outstanding at March 31, 2003	728,021	—	728,021
Deferred stock compensation	(5)	—	(5)
Accumulated deficit	(689,044)	—	(689,044)
Accumulated other comprehensive income	440	—	440

Total stockholders’ equity	39,412	—	39,412

Total liabilities and stockholders’ equity	$76,138	$(2,702)	$73,436

See accompanying notes.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2002

		Pro Forma
	Historical	Adjustments		Pro Forma

Revenues:
Web Properties	$58,763	$—		$58,763
Jeeves Solutions	15,373	(9,088	)(a)	6,285

Total revenues	74,136	(9,088)		65,048
Cost of revenues:
Web Properties	16,960	2,335	(b)	19,295
Jeeves Solutions	6,175	(6,175	)(b)	—

Total cost of revenues	23,135	(3,840)		19,295
Gross profit (loss)	51,001	(5,248)		45,753
Operating expenses: Product development	17,992	(4,706)		13,286
Sales and marketing	35,742	(9,799)		25,943
General and administrative	15,497	(359)		15,138
Stock-based compensation	90	(14)		76
Impairment of long-lived assets	2,593	—		2,593
Restructuring costs	2,470	(817)		1,653

Total operating expenses	74,384	(15,695)		58,689
Operating income (loss)	(23,383)	10,447		(12,936)
Gain on acquisition of joint venture	974	—		974
Interest and other income, net	1,106	—		1,106

Net income (loss) before income tax provision	(21,303)	10,447		(10,856)
Income tax provision	—	—		—

Net income (loss)	$(21,303)	$10,447		$(10,856)

Net income (loss) per share Basic	$(.52)	$.25		$(.27)
Diluted	$(.52)	$.25		$(.27)

Weighted average shares outstanding:
Basic	40,698,137	40,698,137		40,698,137
Diluted	40,698,137	40,698,137		40,698,137

See accompanying notes.

Unaudited Pro Forma Condensed Consolidated Statements of Operations
Three Months Ended March 31, 2003

Revenues:
Web Properties	$21,584	$—		$21,584
Jeeves Solutions	3,578	(2,447	)(a)	1,131

Total revenues	25,162	(2,447)		22,715
Cost of revenues:
Web Properties	5,038	478	(b)	5,516
Jeeves Solutions	1,190	(1,190	)(b)	—

Total cost of revenues	6,228	(712)		5,516
Gross profit (loss)	18,934	(1,735)		17,199
Operating expenses: Product development	4,296	(751)		3,545
Sales and marketing	8,169	(1,278)		6,891
General and administrative	4,281	(1)		4,280
Restructuring costs	466	(466)		—

Total operating expenses	17,212	(2,496)		14,716
Operating income (loss)	1,722	761		2,483
Gain on acquisition of joint venture	6,124	—		6,124
Interest and other income, net	180	—		180

Net income (loss) before income tax provision	8,026	761		8,787
Income tax provision	335	—		335

Net income (loss)	$7,691	$761		$8,452

Net income (loss) per share Basic	$0.18	$.01		$0.19
Diluted	$0.16	$.01		$0.17

Weighted average shares outstanding:
Basic	42,197,514	42,197,514		42,197,514
Diluted	48,619,325	48,619,325		48,619,325

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL INFORMATION

1.	Basis of Presentation

     The unaudited pro forma condensed consolidated financial information is based on the historical financial statements of the Company and has been prepared to illustrate the pro forma effect of the pending disposition of the Jeeves Solutions division.

     The unaudited pro forma consolidated balance sheet as of March 31, 2003 is presented as if the disposition had occurred and all assets and liabilities relating to the division had been liquidated at that date. The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2003 and for the year ended December 31, 2002 assume that the disposition occurred as of January 1, 2002.

2.	Pro Forma Adjustments

     (a)  Includes revenues relating to the Jeeves Solutions operations in the pending disposition. Such revenue excludes licensing revenues from the Company’s joint ventures, A.J.J. Co. Ltd. (Japan) and the Ask Jeeves UK partnership, prior to the Company’s acquisition of the remaining interests in the UK partnership, which are being retained by the Company.

     (b)  Includes facilities and license related costs of approximately $478,000 and $2.3 million for the three months ended March 31, 2003 and year ended December 31, 2002, respectively, which had been allocated to Jeeves Solutions “Cost of Revenues” and are now included in Web Properties “Cost of Revenues.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ASK JEEVES, INC. (Registrant)

Date: May 29, 2003	By: /s/ Brett M. Robertson Brett M. Robertson General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated May 28, 2003, between Ask Jeeves, Inc. and Kanisa Inc.